Consent of Independent Registered Public Accounting Firm

We consent to the use in the Prospectus constituting part of Amendment No. 1 to this Registration Statement (No. 333-155579) on Form S-4 of our report dated April 15, 2008 on the financial statements of Pantheon China Acquisition Corp. as of December 31, 2007 and for the year then ended, which appears in such Prospectus. We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGLADREY & PULLEN, LLP
New York, New York
February 16, 2009